One Medical Announces Agreement to Acquire Iora Health
One Medical expands member-based, technology-powered primary care model to every stage of life, and extends into full-risk Medicare reimbursement models
Positions One Medical to deliver better health, better care, and lower costs across a combined 28 markets and beyond
SAN FRANCISCO – June 7, 2021 – 1Life Healthcare, Inc. (One Medical) (Nasdaq: ONEM), a leading human-centered and technology-powered primary care organization, today announced it has entered into a definitive agreement to acquire Iora Health, a human-centric, value-based primary care group with built-for-purpose technology focused on serving Medicare populations, in an all-stock transaction valued at approximately $2.1 billion.
“We are delighted to announce plans to combine with Iora Health, a technology-powered primary care leader delivering outstanding member-based, value-based care for adults 65+ enrolled in Medicare Advantage and other at-risk reimbursement models. Together we will expand our addressable market to serve more members in more geographies with digital and in-person care across every stage of life, with further capabilities to deliver care within full-risk models. Together with Iora Health, we can deliver better health, better care, and lower costs for children, adults, and seniors.” said Amir Dan Rubin, Chair & CEO of One Medical.

“Chris McKown and I founded Iora Health over 10 years ago to build an innovative primary care model that transforms lives and improves outcomes through relationship-based care, and we are excited to take this next exciting step with One Medical,” said Rushika Fernandopulle, M.D., MPP, Co-Founder and Chief Executive Officer of Iora Health. “Together, with our aligned cultures, shared mission, and complementary models, we can drive even greater impact for our patients, our teams, and our investors, and most importantly, our shared vision of transforming healthcare.”

One Medical and Iora Health are aligned in their missions, models, and cultures to transform healthcare for key stakeholders -- Consumers, Employers and Payers, Providers, and Health Networks. Together, the two companies can further accelerate and build upon their impacts for these stakeholders, while simultaneously expanding their models in existing markets, entering new markets, serving new populations, expanding full-risk models, and leveraging their purpose-built technologies for increased growth and scale
Strategic and financial benefits of the transaction include:
•Creates a premier national member-based, technology-powered primary care platform to deliver better health, better care, and lower costs across Commercial and Medicare populations;
•Positions One Medical with Iora Health to advance the health of members across every stage of life;
•Extends One Medical’s platform to deliver multi-modal care with 24/7 national digital health and in-person care across a combined 28 markets and beyond;
•Expands potential market opportunity to $870 billion across Commercial and Medicare segments, including the new Medicare Direct Contracting program;

•Enhances One Medical’s risk-taking capabilities and extends One Medical into full-risk Medicare reimbursement models;
•Amplifies the power of purpose-built technologies to deliver premier member experiences, population health, provider support, and value-based care across every stage of life;
•Accelerates the expansion of two high-growth organizations, with complementary cultures and models serving as a premier place to practice modernized healthcare; and,

•Offers an opportunity to create significant value, with an expected $350+ million in annual revenue synergies by 2025, ~$30 million in annual net cost synergies by 2025, and with ~$30 million in cumulative capex savings through 2025.
“One Medical has proven its ability to drive profitable membership growth, engage with members, improve health outcomes and lower costs. I am excited at the prospect of creating even more differentiation by adding Iora Health’s Medicare-focused capabilities, expanding our reach to 28 markets, and offering our service experience to the parents and grandparents of our 598 thousand members,” said Bjorn Thaler, Chief Financial Officer, One Medical.
Leadership and Governance
A designee of Iora Health will join the One Medical Board and Rushika Fernandopulle will become One Medical’s Chief Innovation Officer.
Transaction Details
Under the terms of the agreement, Iora Health shareholders will receive 56.1 million shares of One Medical common stock. Based on the closing share price of One Medical’s common stock of $35.59 on June 4th, 2021, the total transaction is valued at approximately $2.1 billion. Upon completion of the transaction, Iora Health shareholders are expected to own approximately 26.75% of the combined company.
The transaction is expected to close in late Q3 or Q4 of 2021 and is subject to customary closing conditions, including approval by One Medical and Iora Health stockholders and receipt of regulatory approval.
Advisors
Morgan Stanley & Co. LLC served as exclusive financial advisor to One Medical and Cooley LLP served as legal advisor.
Credit Suisse served as exclusive financial advisor to Iora Health and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor.
Conference Call Details

One Medical will host a conference call at 5:00 a.m. (PT) / 8:00 a.m. (ET) on Monday, June 7, 2021, to discuss this transaction. A live audio webcast and a supplemental presentation will be available online at https://investor.onemedical.com. The conference call can also be accessed by dialing 1-800-258-1651 for U.S. participants, or 1-612-979-9928 for international participants, and referencing conference ID 2077477. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
Available Information
Additional information is available at https://onemedical.com/announcing-iora. One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Additional Information and Where to Find It
One Medical plans to file with the SEC, and the parties plan to furnish to the security holders of Iora Health and One Medical, a Registration Statement on Form S-4, which will constitute a prospectus and proxy statement of One Medical and will include an information statement of Iora Health, in connection with the proposed Merger, referred to as a proxy statement/prospectus, whereupon the separate corporate existence of Merger Sub shall cease and Iora Health shall continue as the surviving corporation of the Merger as a direct wholly owned subsidiary of One Medical. The proxy statement/prospectus described above will contain important information about One Medical, Iora Health, the proposed Merger and related matters. A proxy statement/prospectus will be sent to all One Medical stockholders. One Medical also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of One Medical are urged to read the registration statement, proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed Merger as they become available because they will contain important information about the proposed Merger.
Investors and security holders will be able to obtain free copies of these documents, and other documents filed with the SEC, by One Medical through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from One Medical by contacting One Medical’s Investor Relations by email at investor@onemedical.com, or by going to the One Medical web page at https://investor.onemedical.com and clicking on the links titled “Financial Information” and “Investor Services.”
Participants in the Solicitation
The respective directors and executive officers of One Medical and Iora Health may be deemed to be participants in the solicitation of proxies from One Medical’s stockholders and written consents from the security holders of Iora Health in connection with the proposed Merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy.

Forward-Looking Statements
This press release contains express and implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which include, but are not limited to, statements regarding expected timing, completion and effects of the proposed Merger. All statements contained in this press release other than statements of historical facts, including business strategy and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “can”, “may,” “assume,” “project,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, and you should not rely upon the forward-looking statements as predictions of future events. The future events and trends discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of the parties to consummate the proposed Merger, satisfaction of closing conditions precedent to the consummation of the proposed Merger, potential delays in consummating the Merger, the ability of One Medical to timely and successfully achieve the anticipated benefits and potential synergies of the Merger and the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto; the strength of the One Medical brand; member satisfaction with our services and support; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries into our business and operations or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. Except to the extent required by law, One Medical does not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations. A discussion of factors that may affect future results, including under the heading titled “Risk Factors”, is contained in One Medical’s SEC filings, including the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be accessed at www.sec.gov.
This press release may include certain non-GAAP financial measures as defined by SEC rules. Because not all companies calculate non-GAAP financial information identically (or at all), the presentations herein may not be comparable to other similarly titled measures used by other companies. Further, such non-GAAP financial information should be considered in addition to, and not as superior to or as a substitute for, the historical consolidated financial statements prepared in accordance with GAAP.
About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model.
Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician-owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.
About Iora Health
Iora Health is building a different kind of health system to deliver high impact relationship-based care. With a mission to restore humanity to health care and a goal to transform healthcare overall, Iora Health’s care model provides extraordinary service to patients to ensure improved health outcomes while lowering overall health costs. Our patients enjoy the benefits of better access to care, office- and non-office-based encounters (e.g. phone, text messages, and email), an accessible and transparent medical record, and robust educational offerings. Our practices across the U.S. enjoy the benefits of smaller panel sizes, closer relationships with patients, and the opportunity to lead systemic change in health care delivery while working with a true team.
One Medical Investor Contact:
Rose Salzwedel, One Medical
Director of Investor Relations
investor@onemedical.com
206-331-2211

One Medical Media Contact:
Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com
650-743-5187

Iora Health Media Contact:
Kathleen Haley, Iora Health
Vice President of Communications & Patient Experience
kathleen.haley@iorahealth.com
617-545-5284